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EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74554) of Z-Tel Technologies, Inc. of our report dated March 29, 2004 relating to the financial statements of Z-Tel Technologies, Inc., which appears in this Form 10-K.

Tampa, Florida
March 30, 2004